Exhibit 99.1

FOR IMMEDIATE RELEASE:

Reis, Inc. Authorizes Stock Repurchase Program

NEW YORK, August 30, 2016: Reis, Inc. (NASDAQ:REIS) (“Reis” or the “Company”), a leading provider of commercial real estate market information and analytical tools, announced today that its Board of Directors has authorized a repurchase program of shares of its common stock up to an aggregate amount of $5,000,000.  Purchases under the program may be made from time to time in the open market or through privately negotiated transactions.  Depending on market conditions, financial developments and other factors, these purchases may be commenced or suspended at any time, or from time to time, without prior notice and may be expanded without prior notice.

Reis’s stock repurchase program will continue in parallel with Reis’s continuing commitment to investing in new databases, property types, geographic markets and analytical tools.

Cautionary Statement Regarding Forward-Looking Statements

Statements made or implied in this release that are in the future tense or that are accompanied by words such as “will,” or variations of such words are “forward-looking” and involve known and unknown risks and uncertainties which may cause actual results and corporate developments to differ materially from those expected.  For more information relating to the risks and uncertainties involved in our forward-looking statements and the Company generally, please see the Risk Factors and the Forward-Looking Statements sections of Reis’s recent filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q, annual reports on Form 10-K, and reports on Form 8-K.

About Reis

Reis provides commercial real estate market information and analytical tools to real estate professionals through its Reis Services subsidiary. Reis Services, including its predecessors, was founded in 1980. Reis maintains a proprietary database containing detailed information on commercial properties in metropolitan markets and neighborhoods throughout the U.S. The database contains information on apartment, office, retail, warehouse/distribution, flex/research & development, self storage, seniors housing, student housing and affordable housing properties, and is used by real estate investors, lenders and other professionals to make informed buying, selling and financing decisions. In addition, Reis data is used by debt and equity investors to assess, quantify and manage the risks of default and loss associated with individual mortgages, properties, portfolios and real estate backed securities. Reis currently provides its information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.

The Company’s product portfolio features: Reis SE, its flagship delivery platform aimed at larger and mid-sized enterprises; ReisReports, aimed at prosumers and smaller enterprises; Mobiuss Portfolio CRE, or Mobiuss, and other portfolio support products and services, aimed primarily at risk managers and credit administrators at banks and non-bank lending institutions. It is through these products that Reis provides online access to a proprietary database of commercial real estate information and analytical tools designed to facilitate debt and equity transactions as well as ongoing asset and portfolio evaluations. Depending on the product or level of entitlement, users have access to market trends and forecasts at metropolitan and neighborhood levels throughout the U.S. and/or detailed building-specific information such as rents, vacancy rates, lease terms, property sales, new construction listings and property valuation estimates. Reis’s products are designed to meet the demand for timely and accurate information to support the decision-making of property owners, developers, builders, banks and non-bank lenders, equity investors and service providers.  These real estate professionals require access to timely information on both the performance and pricing of assets, including detailed data on market transactions, supply, absorption, rents and sale prices. This information is critical to all aspects of valuing assets and financing their acquisition, development and construction.

For more information regarding Reis’s products and services, visit www.reis.com and www.reisreports.com.

Press Contact:	Mark P. Cantaluppi Vice President, Chief Financial Officer Reis, Inc. (212) 921-1122